Exhibit 10.17

FIRST AMENDMENT

TO

ALLERGAN, INC.

SAVINGS AND INVESTMENT PLAN

(RESTATED 2008)

The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the “Plan”) is hereby amended as follows:

1.	Section 2.34 of the Plan is hereby amended as follows:

2.34    Matched Deposits.    “Matched Deposits” of a Participant shall mean his or her Participant Deposits (whether Before Tax, including “catch up” Before Tax Deposits described in Section 4.2(e) or After Tax but excluding Rollover Contributions) not in excess of two percent (2%) of Compensation. Matched Deposits shall participate in allocations of Matching Contributions and Matching Contribution Forfeitures. The Matched Deposits of Participants (expressed as a percentage of Participant’s Compensation as set forth above) may be changed at any time and from time to time by action of the delegate of the Board of Directors, provided that such change is within the scope of authority of the delegate. In the event that the Matched Deposits are increased retroactively for a Plan Year, additional Matching Contributions shall be allocated to “Eligible Participants” as defined in Section 5.3(b) and in accordance with the terms of that Section.

2.	Section 5.3(a) of the Plan is hereby amended as follows:

(a)    The Company shall contribute and allocate Matching Contributions on a pay period basis which, when added to Matching Contribution Forfeitures available after application of Section 6.3, is equal to one hundred percent (100%) of each Participant’s Matched Deposits for the pay period. The Board of Directors (or its delegate, provided that such change is within the scope of authority of the delegate) may authorize and direct that Matching Contributions (expressed as a percentage of Participant’s Matched Deposits as set forth above) be changed from time to time from a minimum of zero percent (0%) to such maximum percentage that when expressed as a percentage of Participants’ Compensation, does not exceed four percent (4%) of Participants’ Compensation, in aggregate, for any Plan Year.

3.	This First Amendment shall be effective as of the pay period beginning January 31, 2009.

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment to the Allergan, Inc. Savings and Investment Plan (Restated 2008) on this 27 day of January, 2009.

By	/s/ Dianne Dyer-Bruggeman
Dianne Dyer-Bruggeman Executive Vice President, Human Resources